EXHIBIT 10.1

SENIOR SECURED CONVERTIBLE NOTE AND WARRANT PURCHASE AGREEMENT

Dated as of January 12, 2011

by and among

ZAP, a California corporation

and

China Electric Vehicle Corporation, a British Virgin Island company

TABLE OF CONTENTS

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SENIOR SECURED CONVERTIBLE NOTE AND WARRANT PURCHASE AGREEMENT

This SENIOR SECURED CONVERTIBLE NOTE AND WARRANT PURCHASE AGREEMENT (as amended, restated, modified or otherwise supplemented hereby and from time to time, this “Agreement”) is entered into as of January 12, 2011, by and between ZAP, Inc. a California corporation (the “Company”), and China Electric Vehicle Corporation, a British Virgin Island company (the “Investor”).

RECITALS

A.           On July 2, 2010, the Company entered into an Equity Transfer Agreement for the Purchase and Transfer of Certain Equity Interest in Zhejiang Jonway Automobile Co., Ltd. with Jonway Group Co., Ltd. to acquire a 51% interest (the “Jonway Shares”) in Zhejiang Jonway Autombile Co., Ltd., a limited liability company of the People’s Republic of China, for $29,030,000 (the “Acquisition Transaction”) , the closing of which is conditioned on, among other things, the receipt of certain approvals, registrations and licenses from the Ministry of Commerce of the People’s Republic of China, the Zhejiang Administration of Industry and Commerce, and the local counterparts of these entities and other relevant government authorities (“Governmental Approvals”).

B.           On July 9, 2010, the Company entered into a Securities Purchase Agreement, by and between the Company and Cathaya Capital, L.P. (“Cathaya”), pursuant to which, the Company sold the Cathaya 44,000,000 shares of Common Stock of the Company in exchange for Eleven Million U.S. dollars ($11,000,000), Ten Million U.S. dollars ($10,000,000) of which was delivered to Zhejiang Jonway Autombile Co., Ltd. on behalf of the Company in partial satisfaction of the Company’s obligations pursuant to the Acquisition Transaction and was deemed to be payment to the Company pursuant to such Agreement (the “First Investment Amount”).

C.           On the terms and subject to the conditions set forth herein, the Investor is willing to purchase from the Company, and the Company is willing to sell to the Investor, the Senior Secured Convertible Note in substantially the form attached hereto as Exhibit A (the “Note”) in the aggregate principal amount of Nineteen Million U.S. dollars ($19,000,0000), together with a related warrant to acquire 20,000,000 shares of the Company’s Common Stock in substantially the form attached hereto as Exhibit B (the “Warrant”).

D.           Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering an Amended and Restated Registration Rights Agreement, substantially in the form attached hereto as Exhibit C (the “Amended and Restated Registration Rights Agreement”), for the purpose of amending the prior Registration Rights Agreement, dated as of August 6, 2009, entered into between the Company and the parties listed therein and pursuant to which the Company has agreed to provide certain registration rights with respect to Note Shares and the Warrant Shares (each as defined below) and other securities under the Securities Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

E.           Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering an Amended and Restated Voting Agreement, substantially in the form attached hereto as Exhibit D (the “Amended and Restated Voting Agreement”), for the purpose of amending the prior Voting Agreement, dated as of August 6, 2009, entered into between the Company and the parties listed therein and setting forth the terms and conditions pursuant to which the Investor and the parties to the prior Voting Agreement shall vote their shares of the Company's voting stock in favor of certain designees to the Company's Board.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing, and the representations, warranties, and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1

Purchase and Sale of Securities

Section 1.1 Issuance of the Note and Warrant.  Upon the following terms and conditions, the Company shall issue and sell to the Investor, and the Investor shall purchase from the Company: (a) the Note, which may be convertible into Common Stock of the Company on the terms set forth therein (the “Note Shares”) and (b) the Warrant.  The Company and the Investor are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder, including Regulation D (“Regulation D”), and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments to be made hereunder.

Section 1.2 Purchase Price and Closing.  The sale and purchase of the Note and Warrant shall take place at a closing (the “Closing”) to be held at such place and time as the Company and the Investor may determine (the “Closing Date”).  At the Closing, the Company will deliver to the Investor a Note in the principal amount set forth opposite such Investor’s name on Schedule I, the Warrant, and the Investor will deliver the Purchase Price set forth opposite such Investor’s name on Schedule I (the “Purchase Price”).  The Note and Warrant will be registered in the Investor's name in the Company's records.

Section 1.3 Reservation of Note and Warrant Shares.  The Company has authorized and has reserved and covenants to continue to reserve a number of its authorized but unissued shares of Common Stock equal to the aggregate number of shares of Common Stock necessary to permit the conversion of the Note and the exercise of the Warrant, so long as the Note or the Warrant are outstanding.  Any shares of Common Stock issuable upon exercise of the Warrant (and such shares when issued) are herein referred to as the “Warrant Shares”.  The Note, the Note Shares, the Warrant and the Warrant Shares are sometimes collectively, individually, or in some combination thereof, referred to herein as the “Securities”.

SECTION 2

Representations and Warranties of Company

The Company hereby represents and warrants that:

Section 2.1 Organization and Qualification.  The Company and its Subsidiaries are entities duly organized and validly existing in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted.  Each of the Company and its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.  The Company has no Subsidiaries except as set forth on Schedule 2.1.

Section 2.2 Authorization; Enforcement; Validity.  The Company has the requisite corporate power and authority to enter into and perform its obligations under each Transaction Document and to issue the Securities in accordance with the terms hereof and thereof.  The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Note and the Warrant, the reservation for issuance and the issuance of the Note Shares issuable upon conversion of the Note, the reservation for issuance and issuance of the Warrant Shares issuable upon exercise of the Warrant, and the granting of a security interest in the Collateral (as defined in the Security Agreement) have been duly authorized by the Company's Board (the “Board”) and (other than (i) the filing of appropriate UCC financing statements with the appropriate states and other authorities pursuant to the Security Agreement, and (ii) the filing with the Securities and Exchange Commission (the “SEC”) of one or more registration statements in accordance with the requirements of the Amended and Restated Registration Rights Agreement) no further filing, consent, or authorization is required by the Company, the Board or its shareholders.  This Agreement and the other Transaction Documents of even date herewith have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

Section 2.3 Issuance of Securities.  The issuance of the Note and the Warrant is duly authorized and upon issuance of the Note and the Warrant in accordance with the terms of the Transaction Documents, they shall be free from all taxes, liens and charges with respect to the issue thereof.  As of the Closing, a number of shares of Common Stock shall have been duly authorized and reserved for issuance which equals the maximum number of shares of Common Stock issuable upon conversion of the Note and upon exercise of the Warrant.  Upon conversion in accordance with the Note or exercise in accordance with the Warrant, as the case may be, the Note Shares and the Warrant Shares, respectively, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, and upon issuance of the Note Shares and Warrant Shares, respectively, in accordance with the terms of the Transaction Documents, they shall be free from all taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.  The offer and issuance by the Company of the Securities is exempt from registration under the Securities Act.

Section 2.4 No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Note and Warrant, the granting of a security interest in the Collateral and reservation for issuance and issuance of the Note Shares and the Warrant Shares) will not (i) result in a violation of the Articles of Incorporation (as defined in Section 2.19) of the Company, any capital stock of the Company or Bylaws (as defined in Section 2.19) of the Company or any of its Subsidiaries or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the OTC Bulletin Board (the “Principal Market”)) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected.

Section 2.5 Consents.  Except as set forth on Schedule 2.5, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof.  All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the Closing Date, and the Company and its Subsidiaries are unaware of any facts or circumstances which might prevent the Company from obtaining or effecting any of the registration, application or filings pursuant to the preceding sentence.  The Company is not in violation of the listing requirements of the Principal Market and has no knowledge of any facts which would reasonably lead to delisting or suspension of the Common Stock in the foreseeable future.

Section 2.6 No General Solicitation; Placement Agent's Fees.  Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Note and Warrant.  The Company shall be responsible for the payment of any placement agent's fees, financial advisory fees, or brokers' commissions (other than, in each case, for persons engaged by any Investor or its investment advisor) relating to or arising out of the transactions contemplated hereby.  The Company shall pay, and hold the Investor harmless against, any liability, loss or expense (including, without limitation, attorney's fees and out-of-pocket expenses) arising in connection with any such claim.  The Company has not engaged any placement agent or other agent in connection with the sale of the Note and Warrant.

Section 2.7 No Integrated Offering.  None of the Company, its Subsidiaries, any of their affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the Securities Act or cause this offering of the Note and Warrant to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated.  None of the Company, its Subsidiaries, their affiliates and any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Securities under the Securities Act or cause the offering of the Note and Warrant to be integrated with other offerings.

Section 2.8 Application of Takeover Protections; Rights Agreement.  The Company and the Board have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Articles of Incorporation or the laws of the jurisdiction of its formation which is or could become applicable to any Investor as a result of the transactions contemplated by this Agreement, including, without limitation, the Company's issuance of the Note and Warrant and the Investor's ownership of the Note and Warrant.

Section 2.9 Dilutive Effect.  The Company understands and acknowledges that its obligation to issue the Note Shares upon conversion of the Note in accordance with this Agreement and the Note and its obligation to issue the Warrant Shares upon exercise of the Warrant in accordance with this Agreement and the Warrant is, in each case, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company, subject to the provisions of the Transaction Documents and applicable law.

Section 2.10 Application of Takeover Protections; Rights Agreement.  The Company and the Board have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Articles of Incorporation or the laws of the jurisdiction of its formation which is or could become applicable to any Investor as a result of the transactions contemplated by this Agreement, including, without limitation, the Company's issuance of the Securities and the Investor's ownership of the Securities.

Section 2.11 SEC Documents; Financial Statements.  During the two (2) years prior to the date hereof, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”).  The Company has delivered to the Investor or its representatives true, correct and complete copies of each of the SEC Documents not available on the EDGAR system that have been requested by the Investor.  As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing.  Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).  No other information provided by or on behalf of the Company to the Investor which is not included in the SEC Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

Section 2.12 Dilutive Effect.  The Company understands and acknowledges that its obligation to issue Company shares upon conversion of the Note in accordance with this Agreement and the Note is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company, subject to the provisions of the Transaction Documents and applicable law.

Section 2.13 Absence of Certain Changes.  Except as disclosed in Schedule 2.11 or in the SEC Documents listed in Schedule 2.11, since December 31, 2010, there has been no material adverse change and no material adverse development in the business, properties, operations, condition (financial or otherwise), results of operations or prospects of the Company or its Subsidiaries.  Except as disclosed in Schedule 2.11 or in the SEC Documents listed in Schedule 2.11, since December 31, 2010, the Company has not (i) declared or paid any dividends, (ii) as of the date hereof, sold any assets, individually or in the aggregate, in excess of $100,000 outside of the ordinary course of business or (iii) as of the date hereof, had capital expenditures, individually or in the aggregate, in excess of $100,000.  The Company has not taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so.  The Company is not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent (as defined below).

Section 2.14 No Undisclosed Events, Liabilities, Developments or Circumstances.  Except as set forth on Schedule 2.12, no event, liability, development or circumstance has occurred or exists, or is contemplated to occur with respect to the Company or its Subsidiaries or their respective business, properties, prospects, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced.

Section 2.15 Conduct of Business; Regulatory Permits.  Neither the Company nor its Subsidiaries is in violation of any term of or in default under its Charter Documents.  Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing.  Without limiting the generality of the foregoing, the Company is not in violation of any of the rules, regulations or requirements of the Principal Market and has no knowledge of any facts or circumstances which would reasonably lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future.  Since November 1, 2006, (i) the Common Stock has been designated for quotation on the Principal Market, (ii) trading in the Common Stock has not been suspended by the SEC or the Principal Market and (iii) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Common Stock from the Principal Market.  The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

Section 2.16 Foreign Corrupt Practices.  Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

Section 2.17 Sarbanes-Oxley Act.  The Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof.

Section 2.18 Transactions With Affiliates.  Except as set forth in the SEC Documents and other than the grant of stock options disclosed on Schedule 2.18, none of the officers, directors or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries that would require disclosure pursuant to Item 404 of Regulation S-K promulgated under the Securities Act (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

Section 2.19 Equity Capitalization.  As of the date hereof, the authorized capital stock of the Company consists of (i) 400,000,000 shares of Common Stock, of which 211,824,689 shares were issued and outstanding as of December 30, 2010 (the “Capitalization Date”), 25,847,669 shares were subject to outstanding options granted pursuant to the Company's stock option and purchase plans as of the Capitalization Date and 67,618,391 shares are reserved for issuance pursuant to securities exercisable or exchangeable for, or convertible into, shares of Common Stock as of the Capitalization Date and (ii) 50,000,000 shares of preferred stock, no par value, of which as of the date hereof, none are issued and outstanding.  All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable.  Except as set forth in the SEC Documents or as disclosed in Schedule 2.19: (i) none of the Company's share capital is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any share capital of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional share capital of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any share capital of the Company or any of its Subsidiaries; (iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound; (iv) there are no Liens existing on or against any property of the Company or any of its subsidiaries; (v) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act (except the Amended and Restated Registration Rights Agreement); (vi) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (vii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Note and Warrant; (viii) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (ix) the Company and its Subsidiaries have no liabilities or obligations required to be disclosed in the SEC Documents but not so disclosed in the SEC Documents.  The Company has furnished to the Investor true, correct and complete copies of the Company's Amended and Restated Articles of Incorporation, as amended and as in effect on the date hereof (the “Articles of Incorporation”), and the Company's Bylaws, as amended and as in effect on the date hereof (the “Bylaws”), and the terms of all securities convertible into, or exercisable or exchangeable for, shares of Common Stock and the material rights of the holders thereof in respect thereto.

Section 2.20 Indebtedness and Other Contracts.  Except as set forth in the SEC Documents or as disclosed in Schedule 2.20, neither the Company nor any of its Subsidiaries (i) is a party to or has any obligation with respect to any outstanding Indebtedness, (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument would result in a Material Adverse Effect, (iii) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company's officers, has or is expected to have a Material Adverse Effect.  Schedule 2.18 provides a detailed description of the material terms of any such outstanding Indebtedness.

Section 2.21 Absence of Litigation.  Except as set forth in the SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, the Common Stock or any of the Company's Subsidiaries or any of the Company's or the Company's Subsidiaries' officers or directors in their capacities as such, that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

Section 2.22 Insurance.  The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged.  Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

Section 2.23 Employee Relations.

(a) Except as set forth in the SEC Documents or as disclosed on Schedule 2.21, neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union.  The Company and its Subsidiaries believe that their relations with their employees are good.  No executive officer of the Company (as defined in Rule 501(f) of the Securities Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer's employment with the Company.  No executive officer of the Company, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.

(b) The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours.

Section 2.24 Title.  Except as set forth in the SEC Documents or as disclosed on Schedule 2.22, the Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all Liens (other than Permitted Liens) or other encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries.  Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

Section 2.25 Intellectual Property Rights.  The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights (“Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted.  Except as set forth in the SEC Documents or as disclosed in Schedule 2.25, none of the Company's Intellectual Property Rights have expired or terminated, or are expected to expire or terminate, within three years from the date of this Agreement.  The Company does not have any knowledge of any infringement by the Company or its Subsidiaries of Intellectual Property Rights of others.  There is no claim, action or proceeding being made or brought, or to the knowledge of the Company, being threatened, against the Company or its Subsidiaries regarding its Intellectual Property Rights.  The Company is unaware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings.  The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties.

Section 2.26 Environmental Laws.  Except as set forth in the SEC Documents, the Company and its Subsidiaries (i) are in compliance with any and all Environmental Laws (as hereinafter defined), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval.  The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

Section 2.27 Subsidiary Rights.  Except as set forth in the SEC Documents or as disclosed in Schedule 2.27, the Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or such Subsidiary.

Section 2.28 Tax Status.  The Company and each of its Subsidiaries (i) has made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply or otherwise payable in respect of the taxable periods covered by such returns.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

Section 2.29 Internal Accounting Controls. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any differences.

Section 2.30 U.S. Real Property Holding Corporation.  The Company is not, nor has ever been, a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon Investor's request.

Section 2.31 Manipulation of Price.  The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

Section 2.32 Disclosure.  The Company understands and confirms that the Investor will rely on the foregoing representations in effecting transactions in securities of the Company.  All disclosure provided to the Investor regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of the Company is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.  Each press release issued by the Company during the twelve (12) months preceding the date of this Agreement which contained results of operations or financial condition information of the Company for a completed quarterly or annual fiscal period did not, at the time of release, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.  No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

SECTION 3

Representations and Warranties of Investor

Investor hereby represents and warrants that:

Section 3.1 Organization; Authority.  The Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.

Section 3.2 No Public Sale or Distribution.  The Investor is (i) acquiring the Note and Warrant and (ii) upon conversion of the Note, may acquire the Note Shares, and upon exercise of the Warrant, will acquire the Warrant Shares, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, the Investor does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.  The Investor is acquiring the Securities hereunder in the ordinary course of its business.  The Investor does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

Section 3.3 Accredited Investor Status.  At the time the Investor was offered the Securities, it was, and as of the date hereof, it is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

Section 3.4 Reliance on Exemptions.  The Investor understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Investor's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Securities.

Section 3.5 Information.  The Investor and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Investor.  The Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company.  Neither such inquiries nor any other due diligence investigations conducted by the Investor or its advisors, if any, or its representatives shall modify, amend or affect the Investor's right to rely on the Company's representations and warranties contained herein.  The Investor understands that its investment in the Securities involves a high degree of risk.  The Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

Section 3.6 No Governmental Review.  The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

Section 3.7 Transfer or Resale.  The Investor understands that except as provided in the Amended and Restated Registration Rights Agreement: (i) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) the Investor shall have delivered to the Company an opinion of counsel, selected by the Investor and reasonably acceptable to the Company, the form and substance of which shall be reasonably satisfactory to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) the Investor provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the Securities Act, as amended, (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

Section 3.8 Legends.  The Investor understands that the certificates or other instruments representing the Note and the Warrant and, until such time as the resale of the Note Shares and the Warrant Shares have been registered under the Securities Act as contemplated by the Amended and Restated Registration Rights Agreement, the stock certificates representing the Note Shares and the Warrant Shares, except as set forth below, shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates, certificates or other instruments):

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS DOCUMENT NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE OR EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.

NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED TO AN “ACCREDITED INVESTOR” (AS SUCH TERM IS DEFINED IN THE RULES AND REGULATIONS PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED) IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped, if, unless otherwise required by state securities laws, (i) such securities are sold pursuant to an effective registration statement covering the resale of such Securities under the Securities Act, or (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel, selected by the Investor and reasonably acceptable to the Company, the form and substance of which shall be reasonably satisfactory to the Company, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the Securities Act and that such Securities are no longer restricted securties.

Section 3.9 Validity; Enforcement.  This Agreement, the Amended and Restated Registration Rights Agreement, the Amended and Restated Voting Agreement, and the Security Agreement to which the Investor is a party have been duly and validly authorized by all necessary action on the part of the Investor, executed and delivered on behalf of the Investor and shall constitute the legal, valid and binding obligations of the Investor enforceable against the Investor in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

Section 3.10 No Conflicts.  The execution, delivery and performance by the Investor of this Agreement and the other Transaction Documents to which the Investor is a party and the consummation by the Investor of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Investor or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Investor is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment  or decree (including federal and state securities laws) applicable to the Investor, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Investor to perform its obligations hereunder.

SECTION 4
Covenants
Section 4.1 Form D and Blue Sky.  The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to the Investor promptly after such filing.  The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Investor at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Investor on or prior to the Closing Date.  The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.

Section 4.2 Reporting Status.  Until the date on which the Investor shall have sold all the Note Shares and the Warrant Shares and neither the Note nor the Warrant are outstanding (the “Reporting Period”), the Company shall (i) file with the SEC within the time periods prescribed by its rules and regulations, and (ii) furnish to the Investor within 15 days after the date on which the Company would be required to file the same with the SEC pursuant to its rules and regulations, all quarterly and annual financial information (without exhibits) required to be contained in a filing with the SEC on Forms 10-Q and 10-K, including a “Management's Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual consolidated financial statements only, a report thereon by the Company's independent auditors.  The Company shall not be required to file any report or other information with the SEC if the SEC does not permit such filing, although such reports or other information will be required to be furnished to the Investor.  In addition, the Company will furnish to Investor, beneficial owners of the Note or the Warrant and prospective purchasers of the Note, the Warrant, the Note Shares or the Warrant Shares, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) of the Securities Act.

Section 4.3 Use of Proceeds.  The Company will use the proceeds from the sale of the Notes solely and exclusively in satisfaction of the Company’s obligations under the Acquisition Transaction.

Section 4.4 Financial Information.  The Company agrees to send the following to each Investor during the Reporting Period (i) unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, within one (1) business day after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K or 10-KSB, any interim reports or any consolidated balance sheets, income statements, shareholders' equity statements and/or cash flow statements for any period other than annual, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the Securities Act, (ii) on the same day as the release thereof, copies of all press releases issued by the Company or any of its Subsidiaries via electronic mail, and (iii) copies of any notices and other information made available or given to the shareholders of the Company generally, contemporaneously with the making available or giving thereof to the shareholders.

Section 4.5 Listing.  The Company shall promptly secure the listing of all of the Registrable Securities (as defined in the Amended and Restated Registration Rights Agreement) upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed (subject to official notice of issuance) and shall maintain such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents, as set forth in the Amended and Restated Registration Rights Agreement.  The Company shall use its best efforts to maintain the Common Stocks' authorization for quotation on the Principal Market.  Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market.  The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4.5.

Section 4.6 Fees.  Within one month from the Closing, the Company shall pay the reasonable legal fees and expenses incurred by the Company and the Investor in connection with this Agreement and the Transaction Documents by wire directly to Hogan Lovells US LLP and shall pay up to $20,000 of legal fees and expenses incurred by Investor in connection with their fund formation directly to Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.

Section 4.7 Pledge of Securities.  The Company acknowledges and agrees that the Securities may be pledged by the Investor in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities.  The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and the Investor shall not be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, Section 3.7 hereof; provided that the Investor and its pledgee shall be required to comply with the provisions of Section 3.7 hereof in order to effect a sale, transfer or assignment of Securities to such pledgee.  The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by the Investor.

Section 4.8 Disclosure of Transaction.  On or before 8:30 a.m., Eastern Standard Time, on the fourth business day following the date of this Agreement, the Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching the material Transaction Documents (including, without limitation, this Agreement (and all schedules to this Agreement), the form of the Note, the form of the Warrant, the Amended and Restated Registration Rights Agreement, the Amended and Restated Voting Agreement and Security Agreement) (including all attachments, the “8-K Filing”).

Section 4.9 Maintenance of Existence.  So long as the Investor beneficially owns any Securities, the Company will do or cause to be done all things necessary to obtain, preserve, renew and keep in full force and effect (a) its legal existence and (b) the rights, licenses, permits, privileges, franchises and Intellectual Property Rights material to the conduct of its business.

Section 4.10 Payment of Obligations.  So long as any Obligations are outstanding, the Company will, and will cause each of its Subsidiaries to, pay its material obligations, including tax liabilities, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Company or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (c) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation and (d) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

Section 4.11 Maintenance of Properties.  So long as any Obligations are outstanding, the Company will, and will cause each of its Subsidiaries to, keep and maintain all of its respective property in good working order and condition, ordinary wear and tear excepted, except to the extent the failure to so keep and maintain such property could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

Section 4.12 Insurance.  So long as any Obligations are outstanding, the Company will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurance companies, (a) insurance in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons in engaged in the same or similar businesses as the Company and its Subsidiaries) and against such risks as is (i) customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations and (ii) considered adequate by the Company and (b) all other insurance as may be required by law.  The Company shall present its insurance policies relating to directors and officers, errors and omissions and product liability to the Investor. If any of the policies do not meet with Investor’s approval, the Company shall modify coverage or obtain a new policy that meets Investor’s requirements.

Section 4.13 Investments.  So long as any Obligations are outstanding, neither Company nor any of its Subsidiaries shall make any Investment except for Permitted Investments.

Section 4.14 Restricted Payments.  So long as any Obligations are outstanding, the Company will not, and will not permit any of its Subsidiaries to, make any Restricted Payment.

Section 4.15 Additional Issuances of Securities.  So long as the Investor beneficially owns any Securities, the Company will not issue any other securities that would cause a breach or default under the Note.  Additionally, so long as the Investor beneficially owns any Securities, the Company shall not, without the prior written consent of the Investor, issue or obligate itself to issue any securities with rights, preferences, privileges, powers, or restrictions provided for the benefit of the purchaser of such securities, senior to or more favorable than the rights, preferences, privileges, powers, and restrictions provided for the benefit of the Investor, of the Note and the Warrant issued to Investor pursuant to the Transaction Documents.

In the event the Company issues to another party any securities following the Closing with terms more favorable to such party than the terms received by the Investor (including but not limited to liquidation preference, security, anti-dilution, voting, warrants or other convertible securities or any other rights or terms), the Investor shall be entitled to require the Company to take such other action as would be necessary to give the Holder the benefit of terms at least as favorable as those received by the other party.

Section 4.16 Incurrence of Indebtedness.  So long as any Obligations are outstanding, the Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, incur or guarantee, assume or suffer to exist any Indebtedness, other than Permitted Indebtedness.

Section 4.17 Existence of Liens.  So long as any Obligations are outstanding, the Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, allow or suffer to exist any Lien other than Permitted Liens.

Section 4.18 Payments on Other Indebtedness.  So long as any Obligations are outstanding, the Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Permitted Indebtedness (excluding the Note), whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness if at the time such payment is due or is otherwise made or, after giving effect to such payment, an event constituting, or that with the passage of time and without being cured would constitute, an Event of Default (as defined in the Note) has occurred and is continuing.

Section 4.19 Reservation of Shares.  The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, after the Closing Date, the number of shares of Common Stock issuable upon conversion of the Note and issuable upon exercise of the Warrant.

Section 4.20 Conduct of Business.  So long as the Investor beneficially owns any Securities, the business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.

Section 4.21 Board Matters

(a) The Board of the Company shall not exceed seven (7) members without prior written consent of the Investor and Cathaya.

(b) The Board shall appoint directors designated as follows, and the Company shall take all necessary action, including, but not limited to nominating such individuals for election by the stockholders, recommending such individuals to the stockholders and convening a meeting of stockholders for the election of such individuals:

(1)           For as long as the Investor or Cathaya (including its affiliates and subsidiaries) holds at least 5% of the outstanding Common Stock of the Company (together or individually), the Company shall take all action necessary to ensure that four designees of Cathaya are elected to the Board, including the Chairman of the Board.  The Investor’s first designee shall initially be Priscilla Lu, the Chairman of the Board. The positions reserved for Cathaya’s second, third and fourth designees shall initially be vacant, but Cathaya is entitled at any time to notify the Company of their intended designees and the Company will take all efforts to ensure are elected, pursuant to this clause.

(2)           Immediately following the closing of the Acquisition Transaction, the Board of the Company shall appoint Wang Huai Yi (the Chairman of Jonway Group) to serve as a member of the Board.

(c) The Board of the Company shall nominate (i) Alex Wang and, (ii) if Cathaya should notify the Company of any intended designees three days prior to the Company’s distribution of its proxy materials, such designees (the “Board Appointees”) for election to the Board of the Company at the next annual meeting of shareholders of the Company and shall distribute proxy material to the shareholders of the Company in which such nominations are included.

Section 4.22 Other Corporate Matters

(a) The Company will not issue any shares of capital stock or any options, warrants or other securities exercisable for or convertible into capital stock of the Company without prior approval of the Board.

(b) The Company shall hold annual meetings of its shareholders on an annual basis.  The Company shall hold the next annual meeting of its shareholders as soon as possible following the Closing, but in any event, no later than March 15, 2011.  In addition to the election of directors, the Company shall seek approval for a reverse split of the Company’s common stock within a range that shall be determined by the Board and approved by the Investor, with the goal of increasing the trading price of the Company’s Common Stock to $4.00 per share or higher.

Section 4.23 Specific Covenants

(a) The Company will use all commercially reasonable efforts to provide all documentation, signatures and assistance including, but not limited to signing off on the balance sheet with audited assets of the Company and providing the audited financial statements of the Company for the last two years, that may be required by PricewaterhouseCoopers or an audit firm of equal caliber and standing acceptable to the Investor in the completion of an audit report and “good standing” certification in relation to the Acquisition Transaction.

(b) As soon as practicable following the Closing, the Company shall offer to holders of certain warrants and/or options the opportunity to exchange or amend outstanding warrants and options for new warrants and/or options on terms agreed upon by the Company and the Investor, with the objective of reducing the number of shares exercisable upon the exercise of warrants and/or options.

(c) The Company shall hire a Chief Financial Officer located in China, whose responsibilities will include management of the Company’s overall financial reporting obligations.

(d) The Company shall hire a Chief Operations Officer, whose responsibilities will include implementing financial controls, corporate governance and adherence to reporting requirements for the Company, including all subsidiaries and related entities, worldwide.

(e) The Company shall appoint Hogan  Lovells US LLP as the Company’s outside corporate counsel (“Counsel”), and shall consult with Counsel in drafting securities filings, shall incorporate Counsel’s comments in securities filings, and shall not submit securities filings without obtaining Counsel’s approval to the final form of filing.

(f) The Board of the Company shall meet no less frequently than quarterly.  The Company shall hold monthly business updates for the Chairman of the Company and the Chief Executive Officer of Zhejiang Jonway Automobile Co., Ltd. to review the financial progress and business developments of both the Company and Zhejiang Jonway Automobile Co., Ltd.

(g) The Company shall establish policies and procedures to maintain and protect the company’s assets and intellectual property, which policies and procedures will include a mechanism to ensure compliance.

(h) The Company shall adopt company-wide systems to track and administer product inventory control, procurement, sales, and manage all of the Company’s resources.

(i) The Company shall arrange for a quarterly call to report to stockholders the results and earnings of the Company, commencing on the first quarter of fiscal year 2011.

(j) The Company shall engage an accounting firm of the type customarily engaged by companies of established repute engaged in the same or similar businesses operating in the same or similar locations to audit the Company’s financial statements and shall obtain stockholder approval of such appointment.

(k) Upon completion of the Acquisition Transaction, the Company in cooperation with Zhejiang Jonway Automobile Co., Ltd. shall develop a plan reasonably acceptable to the Investor to develop “best in class” internal financial controls and procedures of the Company and Zhejiang Jonway Automobile Co., Ltd., including but not limited to bank account transaction controls and cash transfer authorization approval process and procedure.  This plan shall be approved by the Board of the Company as well as the chief financial officers and financial controllers of the Company and Zhejiang Jonway Automobile Co., Ltd.  no later than March 1, 2011.

(l) Upon completion of the Acquisition Transaction, the Company shall develop a financial plan reasonably acceptable to the Investor to achieve profitability by the fourth quarter of 2011.  This plan shall be prepared by the chief executive officer, the chief operations officer and the chief financial officer of the Company and Zhejiang Jonway Automobile Co., Ltd. and approved by the chairman of the Board of the Company no later than February 25, 2011.  The financial results of the Company for fiscal year 2011 shall achieve at least 80% of the financial plan.

In addition to the remedies provided for under the Transaction Agreements, if the Company fails to show significant progress towards completing the above covenants by April 30, 2011, it grants Investor the right, and covenants to perform all actions, obtain all approvals and execute all documents that may be required in order for Investor to replace or hire key executives in management to ensure that the Company complies with the above covenants.

Section 4.24 Financial Statements.

The Company shall deliver to the Investor:

(a) as soon as practicable, but in any event within 90 days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of stockholder’s equity as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles (“GAAP”), and audited and certified by an independent public accounting firm of nationally recognized standing selected by the Company;

(b) as soon as practicable, but in any event within 30 days after the end of each of the first three quarters of each fiscal year of the Company, an unaudited profit or loss statement, a statement of cash flows for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter;

(c) within 10 days of the end of each month, an unaudited income statement and a statement of cash flows and balance sheet for and as of the end of such month, in reasonable detail, including a detailed breakdown of operational expenses;

(d) as soon as practicable, but in any event 30 days prior to the end of each fiscal year, a budget and business plan for the next fiscal year, prepared on a monthly basis, and, as soon as prepared, any other budgets or revised budgets prepared by the Company;

(e) any other financial information reasonably requested by the Investor; and

(f) with respect to the financial statements called for in subsections (b) and (c) of this Section 2.1, an instrument executed by the Chief Financial Officer or President of the Company and certifying that such financials were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by GAAP) and fairly present the financial condition of the Company and its results of operation for the period specified, subject to year-end audit adjustment, provided that the foregoing shall not restrict the right of the Company to change its accounting principles consistent with GAAP, if the Board determines that it is in the best interest of the Company to do so.

Section 4.25 Tax Payments.  All payments of principal, interest and other amounts by the Company to Investor in respect of the Securities shall be made without deduction or withholding for or on account of any taxes, fees or other amounts.  In the event that any taxes, fees or other amounts are required to be deducted or withheld from any payment to Investor in respect of the Securities:  (i) the Company shall deduct or withhold the appropriate amount in respect of taxes, fees or other amounts; (ii) the Company shall pay the full amount so deducted or withheld to the appropriate tax or governmental authority not later than the date when due (and shall provide Investor with an official receipt evidencing such payment); (iii) the Company shall pay to Investor, together with the applicable payment then due, such additional amounts as may be necessary so that Investor receives, on an after-tax basis, after the making of all such deductions and withholdings, the full amount payable under the Securities as if no such deduction or withholding had been made; and (iv) the Company shall indemnify and reimburse Investor for any such taxes, fees or other amounts paid directly by Investor.  Without limiting the foregoing, the Company shall timely pay all present or future stamp or documentary taxes, if any, arising from any payment made to Investor in respect of the Securities.

Section 4.26 Register of the Note.  The Company shall maintain a register (the “Register”) of the Note in which shall be noted payments of principal and interest that are to become due thereon and payments of principal and interest that are paid thereon; provided that no failure on the part of the Company to maintain such register or to record any information therein, nor any error in the information so recorded, shall impair or otherwise affect the rights of Investor in respect of the Note.

SECTION 5

Conditions to Closing of the Investor

The Investor's obligations at the Closing are subject to the fulfillment, on or prior to the Closing Date, of all of the following conditions, any of which may be waived in whole or in part by the Investor:

Section 5.1 Representations and Warranties.  The representations and warranties made by the Company in Section 2 hereof shall have been true and correct as of the Closing Date, except to the extent such representations and warranties address matters as of a particular date or period, in which case such representations and warranties shall be true and correct as of such date or period and with the same force and effect as if they had been made as of that date.

Section 5.2 Consents, Permits and Waivers.  Except for any notices required or permitted to be filed after the Closing Date with certain federal and state securities commissions, the Company shall have obtained all consents, permits, waivers, and governmental or regulatory approvals required, necessary or appropriate for consummation of the transactions contemplated by this Agreement.

Section 5.3 Shareholder Approval.  The Company shall have obtained the consent of the Company’s shareholders required, necessary or appropriate for consummation of the transactions contemplated by this Agreement.

Section 5.4 Legal Requirements.  At the Closing, the sale and issuance by the Company, and the purchase by the Investor of the Note and Warrant shall be legally permitted by all laws and regulations to which the Investor or the Company are subject.

Section 5.5 Proceedings and Documents.  All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Investor.

Section 5.6 Transaction Documents.  The Company shall have duly executed and delivered to the Investor the following documents:

(a) this Agreement;

(b) a document representing the Note issued hereunder, in the form attached hereto as Exhibit A;

(c) a document representing the Warrant issued hereunder, in the form attached hereto as Exhibit B; and

(d) that certain Amended and Restated Registration Rights Agreement, in the form attached hereto as Exhibit C;

(e) that certain Amended and Restated Voting Agreement, in the form attached hereto as Exhibit D;

(f) that certain Security Agreement, in the form attached hereto as Exhibit E.

Section 5.7 Governmental Approvals.  All Governmental Approvals in connection with the Acquisition Transaction shall have been received.

Section 5.8 Corporate Documents.  The Company shall have delivered to the Investor each of the following:

(a) a certificate of the Secretary of the Company, dated as of the Closing Date, certifying (i) that the Articles of Incorporation, certified as of a recent date by the Secretary of State of the State of California and attached thereto, is in full force and effect and has not been amended, supplemented, revoked or repealed since the date of such certification; (ii) that attached thereto is a true and correct copy of the Bylaws of the Company as in effect on the Closing Date; and (iii) that attached thereto are true and correct copies of resolutions duly adopted by the Board and continuing in effect, which authorize the execution, delivery and performance by the Company of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby; and

(b) a Certificate of Good Standing or comparable certificate as to the Company, certified as of a recent date prior to the Closing Date by the Secretary of State of California.

Section 5.9 Board Matters

Prior to the Closing, the Board of the Company shall have adopted resolutions approving the following actions:

(a) The Board of the Company shall have appointed Georges Penalver (or another designee of Investor) to serve as a member of the Board of the Company.

(b) Two members of the Board of the Company, excluding Priscilla Lu, Steven Schneider and Alex Wang, prior to the Closing shall have resigned from the Board.

(c) The Registration Rights Agreement, dated August 6, 2009, shall have been amended and restated in substantially the form of Amended and Restated Registration Rights Agreement attached hereto as Exhibit C.

(d) The Voting Agreement, dated August 6, 2009, shall have been amended and restated in substantially the form of Amended and Restated Voting Agreement attached hereto as Exhibit D.

SECTION 6

Conditions to Closing of the Company

The Company's obligations at the Closing are subject to the fulfillment, on or prior to the Closing Date, of the following conditions, any of which may be waived in whole or in part by the Company:

Section 6.1 Representations and Warranties.  The representations and warranties made by the Investor in Section 3 hereof shall be true and correct when made, and shall be true and correct as of the Closing Date.

Section 6.2 Consents, Permits and Waivers.  Except for any notices required or permitted to be filed after the Closing Date with certain federal and state securities commissions, the Company shall have obtained all consents, permits, waivers, and governmental approvals required, necessary or appropriate for consummation of the transactions contemplated by this Agreement.

Section 6.3 Legal Requirements.  At the Closing, the sale and issuance by the Company, and the purchase by the Investor, of the Note and Warrant shall be legally permitted by all laws and regulations to which the Investor or the Company are subject.

Section 6.4 Purchase Price.  The Investor shall have delivered to the Company the Purchase Price (less any amounts deducted pursuant to Section 4.6 of this Agreement).

Section 6.5 Transaction Documents.  The Investor shall have duly executed and delivered to the Company the following documents:

this Agreement;
(a) that certain Amended and Restated Registration Rights Agreement, in the form attached hereto as Exhibit C;

(b) that certain Amended and Restated Voting Agreement, in the form attached hereto as Exhibit D; and

(c) that certain Security Agreement, in the form attached hereto as Exhibit E.

SECTION 7
Definitions
“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Charter Documents” means, with respect to any Person, its charter, certificate or articles of incorporation, bylaws, articles of organization, limited liability agreement, operating agreement, members agreement, shareholders agreement, partnership agreement, certificate of partnership, certificate of formation, voting trust agreement, or similar agreement or instrument governing the formation or operation of such Person.

“Collateral” has the meaning set forth in the Security Agreement.

“Equity Securities” of any means (a) all common stock, preferred stock, participations, shares, partnership interests or other equity interests in and of such Person (regardless of how designated and whether or not voting or non-voting) and (b) all warrants, options and other rights to acquire any of the foregoing.

“GAAP” means generally accepted accounting principles in the United States of America.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation, provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business or customary and reasonable indemnity obligations (other than any such obligations with respect to Indebtedness).  The amount of any Guarantee shall be deemed to be the lower of (i) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made and (ii) the maximum amount for which such guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guarantee, or, if such Guarantee is not an unconditional guarantee of the entire amount of the primary obligation and such maximum amount is not stated or determinable, the amount of such guaranteeing Person’s maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding accounts payable and intercompany charges of expenses (including expenses related to research and development and information technology) and other accrued obligations, in each case incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances.  The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.  The amount of Indebtedness of any Person for purposes of clause (f) above shall (unless such Indebtedness has been assumed by such Person) be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith.

“Insolvent” means (i) the present fair saleable value of the Company's assets is less than the amount required to pay the Company's total Indebtedness, (ii) the Company is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) the Company intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) the Company has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

“Investment” of any Person means any loan or advance of funds by such Person to any other Person (other than advances to employees of such Person for moving and travel expense, drawing accounts and similar expenditures in the ordinary course of business), any purchase or other acquisition of any Equity Securities or Indebtedness of any other Person, any capital contribution by such Person to or any other investment by such Person in any other Person (including, without limitation, any Guarantee); provided, however, that Investments shall not include accounts receivable or other indebtedness owed by customers of such Person which are current assets and arose from sales or non-exclusive licensing in the ordinary course of such Person’s business.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or on the transactions contemplated hereby and by the other Transaction Documents or by the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents.

“Notice of Borrowing” has the meaning set forth in the in the Note.

“Obligations” means all loans, advances, debts, liabilities and obligations, howsoever arising, owed by the Company to the Investor of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), now existing or hereafter arising under the Note or the Security Agreement, including, all interest, fees, charges, expenses, attorneys' fees and costs and accountants' fees and costs chargeable to and payable by the Company thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U.S.C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

“Permitted Indebtedness” means (a) Indebtedness of the Company evidenced by the Note, (b) Indebtedness arising from the endorsement of instruments in the ordinary course of business, (c) Indebtedness existing on the date hereof and set forth on Schedule 2.19 and any extension, renewal or refinancing thereof; provided that any such extension, renewal or refinancing shall not be in a principal amount that exceeds the principal amount of the Indebtedness being extended, renewed or refinanced, and (f) other Indebtedness in an aggregate principal amount at any time outstanding not to exceed One Million Dollars ($1,000,000).

“Permitted Investments” means: (a) deposits accounts of the Company with commercial banks organized under the laws of the United States or a state thereof to the extent such deposits are fully insured by the Federal Deposit Insurance Corporation; (b) Investments in marketable obligations issued or fully guaranteed by the United States and maturing not more than one (1) year from the date of issuance; (c) Investments in open market commercial paper rated at least “A-l “ or “P-1” or higher by a national credit rating agency and maturing not more than 270 days from the creation thereof; (d) Investments pursuant to or arising under currency agreements or interest rate agreements entered into in connection with bona fide hedging arrangements; (e) deposit accounts of Subsidiaries maintained in the ordinary course of business; and (f) other Investments aggregating not in excess of One Million Dollars ($1,000,000) at any time.

“Permitted Liens” means (a) Liens for taxes not yet delinquent or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves have been established; (b) Liens in respect of property or assets imposed by law which were incurred in the ordinary course of business, such as carriers’, warehousemen’s, materialmen’s and mechanics’ Liens and other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings; (c) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, and mechanic’s Liens, carrier’s Liens and other Liens to secure the performance of tenders, statutory obligations, contract bids, government contracts, performance and return of money bonds and other similar obligations, incurred in the ordinary course of business, whether pursuant to statutory requirements, common law or consensual arrangements, and (d) Liens in favor of Investor.

 “Person” means an individual, a partnership, a corporation, a business trust, a joint stock company, a limited liability company, an unincorporated association or other entity and any domestic or foreign national, state or local government, any political subdivision thereof, and any department, agency, authority or bureau of any of the foregoing.

“Restricted Payment” means (a) any dividend or other distribution on account of any shares of any class of stock of Company now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class; (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value of any shares of any class of stock of Company now or hereafter outstanding; or (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Company now or hereafter outstanding.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Transaction Documents” means this Agreement, the Amended and Restated Registration Rights Agreement, the Amended and Restated Voting Agreement, the Note, the Security Agreement, the Warrant and each other agreement entered into by the parties hereto in connection with the transactions contemplated hereby.

SECTION 8

Miscellaneous

Section 8.1 Governing Law; Jurisdiction.  This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of California without giving effect to the principles of conflicts of laws.  Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement may be brought or otherwise commenced in any state or federal court located in the State of California.  Each party hereto agrees to the entry of an order to enforce any resolution, settlement, order or award made pursuant to this Section 8.1 by the state and federal courts located in the State of California and in connection therewith hereby waives, and agrees not to assert by way of motion, as a defense, or otherwise, any claim that such resolution, settlement, order or award is inconsistent with or violative of the laws or public policy of the laws of the State of California or any other jurisdiction.

Section 8.2 Entire Agreement; Amendment.  This Agreement and the other Transaction Documents constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.  Any previous agreements among the parties relative to the specific subject matter hereof are superseded by this Agreement.  Neither this Agreement nor any provision hereof may be amended, changed, waived, discharged or terminated other than by a written instrument signed by the party against who enforcement of any such amendment, change, waiver, discharge or termination is sought.

Section 8.3 Notices, etc.  All notices and other communications required or permitted hereunder shall be effective upon receipt and shall be in writing and may be delivered in person, by telecopy, electronic mail, express delivery service or U.S. mail, in which event it may be mailed by first-class, certified or registered, postage prepaid, addressed, to the party to be notified, at the respective addresses set forth below, or at such other address which may hereinafter be designated in writing:

If to the Investor, to:

China Electric Vehicle Corporation
In care of Priscilla Lu
Cathaya Capital, L.P.
718 Best Court
San Carlos, CA 94070

If to the Company, to:

ZAP
Attention: Chief Financial Officer
501 4th Street
Santa Rosa, CA 95401
Attention: Chief Executive Officer
Phone: (707) 525-8658
Fax No.: (707) 525-8692

with a copy to:

Hogan Lovells US LLP
525 University Avenue, 4th Floor
Palo Alto, CA 94301
Attention: Jon Layman, Esq.
Fax No.:  (650) 463-4199

Section 8.4 Delays or Omissions.  It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  It is further agreed that any waiver, permit, consent or approval of any kind or character of any breach or default under this Agreement, or any waiver of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing, and that all remedies, either under this Agreement, by law or otherwise, shall be cumulative and not alternative.

Section 8.5 Public Disclosure.  The parties shall consult with each other, and to the extent practicable, agree, before issuing any press release or otherwise making any public statement with respect to the transactions contemplated by the Transaction Documents.

Section 8.6 Titles; Subtitles.  The titles of the Sections of this Agreement are for convenience of reference only and in no way define, limit, extend, or describe the scope of this Agreement or the intent of any of its provisions.

Section 8.7 Successors and Assigns.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto.  The Investor shall have the right to assign any and all of Investor’s rights, duties and obligations hereunder at any time without the prior written consent of the Company.

Section 8.8 No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

Section 8.9 Survival.  The representations and warranties of the Company and the Investor contained herein shall not survive the Closing except as specifically stated in such representations and warranties.

Section 8.10 Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

Section 8.11 Severability.  If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 8.12 SPECIFIC PERFORMANCE.  THE PARTIES HERETO AGREE THAT IRREPARABLE DAMAGE WOULD OCCUR IN THE EVENT THAT ANY OF THE PROVISIONS OF THIS AGREEMENT WERE NOT PERFORMED IN ACCORDANCE WITH ITS SPECIFIC INTENT OR WERE OTHERWISE BREACHED.  IT IS ACCORDINGLY AGREED THAT THE PARTIES SHALL BE ENTITLED TO AN INJUNCTION OR INJUNCTIONS, WITHOUT BOND, TO PREVENT OR CURE BREACHES OF THE PROVISIONS OF THIS AGREEMENT AND TO ENFORCE SPECIFICALLY THE TERMS AND PROVISIONS HEREOF, THIS BEING IN ADDITION TO ANY OTHER REMEDY TO WHICH THEY MAY BE ENTITLED BY LAW OR EQUITY, AND ANY PARTY SUED FOR BREACH OF THIS AGREEMENT EXPRESSLY WAIVES ANY DEFENSE THAT A REMEDY IN DAMAGES WOULD BE ADEQUATE.

Section 8.13 Consents.  Any permission, consent, or approval of any kind or character under this Agreement shall be in writing and shall be effective only to the extent specifically set forth in such writing.

Section 8.14 Construction of Agreement.  No provision of this Agreement shall be construed against either party as the drafter thereof.

Section 8.15 Variations of Pronouns.  All pronouns and all variations thereof shall be deemed to refer to the masculine, feminine, or neuter, singular or plural, as the context in which they are used may require.

[Remainder of page intentionally left blank.  Signature pages to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

ZAP a California corporation By: /s/ Steven Schneider Name: Steven Schneider Title: Chief Executive Officer

Signature Page to Senior Secured Convertible Note and Warrant Purchase Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

CHINA ELECTRIC VEHICLE CORPORATION,
a British Virgin Island company

By: CATHAYA CAPITAL, L.P.
Its Sole Stockholder

By: Cathaya Capital, G.P.
Its General Partner

By: Cathaya Capital Co., Ltd.
Its General Partner

By: /s/ Priscilla Lu

Name: Priscilla Lu

Title: Director

Signature Page to Senior Secured Convertible Note and Warrant Purchase Agreement

SCHEDULE I

SCHEDULE OF INVESTORS

Name	Purchase Price
China Electric Vehicle Corporation, a British Virgin Island company In care of Priscilla Lu Cathaya Capital, L.P. 718 Best Court San Carlos, CA 94070	$19,000,000

Signature Page to Senior Secured Convertible Note and Warrant Purchase Agreement